Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED JANUARY 31, 2011

Minot, ND – March 14, 2011 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and year-to-date ended January 31, 2011.

During the three month period ended January 31, 2011, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended January 31, 2011 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period, primarily due to a gain on sale of discontinued operations in the three month period ended January 31, 2011 compared to the three month period ended January 31, 2010.

For the three month period ended January 31, 2011, as compared to the same period of the prior fiscal year:

•	Revenues increased to $60.2 million from $57.3 million.

•
FFO decreased to $14.6 million on approximately 99,355,000 weighted average shares and units outstanding, from $14.7 million on approximately 94,516,000 weighted average shares and units outstanding ($.14 per share and unit compared to $.16 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $11.2 million compared to a $141,000 net loss.

•	Total expenses increased by $2.4 million, or 5.8%, in the three months ended January 31, 2011 compared to the three months ended January 31, 2010, from $41.5 million to $43.9million.

During the nine month period ended January 31, 2011, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 increased for the nine month period ended January 31, 2011 compared to the same period of the prior fiscal year, while FFO on a per share and unit basis decreased.  Net income increased from the year-earlier period, primarily due to a gain on sale of discontinued operations in the nine month period ended January 31, 2011 compared to the nine month period ended January 31, 2010.

For the nine month period ended January 31, 2011, as compared to the same period of the prior fiscal year:

•	Revenues increased to $178.3 million from $172.1 million.

•
FFO increased to $47.5 million on approximately 98,311,000 weighted average shares and units outstanding, from $45.7 million on approximately 88,284,000 weighted average shares and units outstanding ($.48 per share and unit compared to $.52 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $17.9 million compared to $975,000.

•	Total expenses increased by $5.3 million, or 4.4%, in the nine months ended January 31, 2011 compared to the nine months ended January 31, 2010, from $120.8 million to $126.1 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “Vacancy levels in our commercial office and industrial segments continue to reflect the economic conditions in our markets and affect our results, as recovery from the national recession remains slow and as we continue to see caution on the part of office and industrial tenants regarding expanding leased space or entering into new leases. However, we continued to see improvement in occupancy in our multi-family residential and medical segments in the third quarter of fiscal year 2011 compared to the immediately preceding quarter and compared also to the third quarter of the previous fiscal year.  Additionally, we completed several portfolio acquisitions and a development project in the third quarter of fiscal year 2011, and we have underway a number of development, expansion and renovation projects that we expect to provide additional revenue potential. We continue to remain focused on expense management, operations, and debt refinancing.”

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1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” FFO is a non-GAAP measure. We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 7.2%, or $2.4 million, during the three month period ended January 31, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments except commercial medical and commercial retail, which increased 4.1% and 2.1%, respectively. NOI from all properties decreased, by $1.1 million, during the three month period ended January 31, 2011, compared to the same period one year ago. NOI from all properties increased in all of our segments except commercial office, which decreased 11.2% due to increased vacancy and concessions in that segment, and multi-family residential, which decreased 14.8 % in comparison to multi-family residential NOI for the three months ended January 31, 2010, primarily due to the effect of a $1.7 million gain on sale of conversion included in NOI for the third quarter of fiscal year 2010 (insurance proceeds received as a result of a fire loss at one of our multi-family apartment properties).

NOI from stabilized properties decreased approximately 3.6% or $3.7 million during the nine month period ended January 31, 2011, compared to the same period one year ago. NOI from stabilized properties decreased in three of our five segments except commercial medical and commercial retail, which increased 4.1% and 3.5%, respectively. NOI from all properties decreased by $223,000 during the nine month period ended January 31, 2011, compared to the same period one year ago. NOI from all properties increased in all of our segments except commercial office, which decreased 7.1 % due to increased vacancy and concessions, and multi-family residential, which decreased 8.2% in comparison to multi-family residential NOI for the nine months ended January 31, 2010, primarily due to the effect of the $1.7 million gain on sale of conversion included in NOI for the third quarter of fiscal year 2010.

As of January 31, 2011 compared to January 31, 2010, physical occupancy levels on a stabilized property basis increased in two of our five reportable segments and on all property basis increased in three of our five reportable segments.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	As of January 31,		As of Ended January 31,
Segments	Fiscal 2011	Fiscal 2010	Fiscal 2011	Fiscal 2010
Multi-Family Residential	91.2%	89.6%	91.1%	89.6%
Commercial Office	79.6%	84.3%	80.1%	83.7%
Commercial Medical	95.4%	95.8%	96.0%	95.2%
Commercial Industrial	81.1%	86.1%	81.7%	86.3%
Commercial Retail	82.4%	81.9%	82.5%	81.9%

a.	As of January 31, 2011, stabilized properties excluded:
Multi-Family Residential -	Crown Apartments, Rochester, MN and Northern Valley Apartments, Rochester, MN.
Total number of units, 64. Occupancy % for January 31, 2011 is 79.7%.

Commercial Office -	IRET Corporate Plaza, Minot, ND; Minot 2505 16th St SW, Minot, ND; 1st Avenue Building, Minot, ND and Omaha 10802 Farnum Drive, Omaha, NE.
Total square footage 128,611. Occupancy % for January 31, 2011 is 99.4%.

Commercial Medical -
Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY; Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY; Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Edgewood Vista-Minot, Minot, ND.

Total square footage, 375,847. Occupancy % for January 31, 2011 is 100.0%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA and Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 84,754. Occupancy % for January 31, 2011 is 100.0%.

Commercial Retail -	Minot 1400 31st Ave, Minot, ND.
Total square footage, 47,709. Occupancy % for January 31, 2010 is 84.0%.

As of January 31, 2010, stabilized properties excluded:
Commercial Office -	IRET Corporate Plaza, Minot, ND; Minot 2505 16th St SW, Minot, ND and 1st Avenue Building, Minot, ND.
Total square footage, 80,322. Occupancy % for January 31, 2010 is 50.7%.

Commercial Medical -
Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY; Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY; Billings 2300 Grant Road, Billings, MT; Missoula 3050 Great Northern Avenue, Missoula, MT and Fox River Cottages, Grand Chute, WI.

Total square footage, 264,335. Occupancy % for January 31, 2011 is 90.0%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA.
Total square footage, 42,510. Occupancy % for January 31, 2010 is 100.0%.

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2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions and Dispositions

During the third quarter of fiscal year 2011, the Company acquired three properties: on November 10, 2010, the Company acquired the approximately 108,503 square foot Edgewood Vista assisted living facility in Minot, North Dakota, for approximately $15.2 million, consisting of cash of approximately $9.6 million ($7.4 million of which was paid to the current tenant in the property to acquire the option to purchase the property) and the assumption of existing debt of approximately $5.6 million; on December 10, 2010, the Company acquired an approximately 47,709 square foot retail/office property in Minot, North Dakota, for a purchase price, paid in cash, of $8.3 million; and on December 16, 2010, the Company acquired an approximately 58,574 square foot office property in Omaha, Nebraska, for a purchase price of approximately $8.3 million, of which approximately $5.3 million was paid in cash, with the remainder paid in limited partnership units of the Company’s Operating Partnership valued at a total of $3.0 million.  During the third quarter of fiscal year 2011, the Company substantially completed construction of an approximately 24,000 square foot expansion to its existing Edgewood Vista senior housing facility in Spearfish, South Dakota.  The cost to construct the addition was approximately $2.7 million, of which $2.3 million has been paid as of January 31, 2011.

During the third quarter of fiscal year 2011, the Company sold a small industrial property in Waconia, Minnesota, on November 1, 2010, and three multi-family residential properties in Colorado, the Pinecone and Miramont Apartments in Fort Collins, Colorado and the Neighborhood Apartments in Colorado Springs, Colorado, on November 15, 2010, for a total sales price of $46.6 million.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird). Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50.0 million, from time to time through Baird as IRET's sales agent. During the third quarter of fiscal year 2011, IRET sold no shares under this program.

On January 14, 2011, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 159th consecutive distribution at equal or increasing rates.  IRET also paid, on December 30, 2010, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of January 31, 2011, IRET had a total capitalization of $1.9 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Tuesday, March 15, 2011 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 74 multi-family residential properties with 8,593 apartment units; and 68 commercial office properties, 56 commercial medical properties (including senior housing), 19 commercial industrial properties and 33 commercial retail properties with a total of approximately 12.2 million square feet of leasable space. IRET’s distributions have been maintained or increased every year for 39 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2010 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	January 31, 2011	April 30, 2010
ASSETS
Real estate investments
Property owned	$1,763,585	$1,800,519
Less accumulated depreciation	(319,235)	(308,626)
	1,444,350	1,491,893
Development in progress	4,231	2,831
Unimproved land	7,470	6,007
Mortgage loans receivable, net of allowance of $3 and $3, respectively	157	158
Total real estate investments	1,456,208	1,500,889
Other assets
Cash and cash equivalents	30,907	54,791
Marketable securities – available-for-sale	325	420
Receivable arising from straight-lining of rents, net of allowance of $982 and $912, respectively	18,656	17,320
Accounts receivable, net of allowance of $272 and $257, respectively	8,864	4,916
Real estate deposits	254	516
Prepaid and other assets	2,852	1,189
Intangible assets, net of accumulated amortization of $45,218 and $39,571, respectively	51,543	50,700
Tax, insurance, and other escrow	18,467	9,301
Property and equipment, net of accumulated depreciation of $1,223 and $924, respectively	1,332	1,392
Goodwill	1,127	1,388
Deferred charges and leasing costs, net of accumulated amortization of $14,309 and $13,131, respectively	19,737	18,108
TOTAL ASSETS	$1,610,272	$1,660,930

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$35,633	$38,514
Revolving lines of credit	10,000	6,550
Mortgages payable	998,929	1,057,619
Other	8,423	1,320
TOTAL LIABILITIES	1,052,985	1,104,003
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,237	1,812
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at January 31, 2011 and April 30, 2010, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 79,845,749 shares issued and outstanding at January 31, 2011, and 75,805,159 shares issued and outstanding at April 30, 2010)	616,701	583,618
Accumulated distributions in excess of net income	(223,684)	(201,412)
Total Investors Real Estate Trust shareholders’ equity	420,334	409,523
Noncontrolling interests – Operating Partnership (20,047,190 units at January 31, 2011 and 20,521,365 units at April 30, 2010)	126,335	134,970
Noncontrolling interests – consolidated real estate entities	9,381	10,622
Total equity	556,050	555,115
TOTAL LIABILITIES AND EQUITY	$1,610,272	$1,660,930

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and nine months ended January 31, 2011 and 2010

	Three Months Ended January 31		Nine Months Ended January 31
	(in thousands, except per share data)
	2011	2010	2011	2010
REVENUE
Real estate rentals	$47,849	$46,374	$143,498	$138,389
Tenant reimbursement	12,354	10,960	34,785	33,712
TOTAL REVENUE	60,203	57,334	178,283	172,101
EXPENSES
Depreciation/amortization related to real estate investments	13,902	13,907	41,603	41,254
Utilities	4,775	4,370	13,184	12,388
Maintenance	8,358	7,282	22,001	20,464
Real estate taxes	7,780	7,504	23,068	22,759
Insurance	646	910	1,866	2,692
Property management expenses	5,478	4,619	15,535	12,606
Administrative expenses	1,716	1,683	5,055	4,404
Advisory and trustee services	134	107	482	371
Other expenses	441	536	1,357	1,468
Amortization related to non-real estate investments	689	590	1,978	1,710
Impairment of real estate investments	0	0	0	708
TOTAL EXPENSES	43,919	41,508	126,129	120,824
Gain on involuntary conversion	0	1,660	0	1,660
Interest expense	(15,888)	(16,534)	(48,395)	(49,306)
Interest income	75	138	194	264
Other income	32	112	217	239
Income from continuing operations	503	1,202	4,170	4,134
Income (loss) from discontinued operations	14,085	(838)	19,871	(1,001)
NET INCOME	14,588	364	24,041	3,133
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(2,793)	39	(4,485)	(381)
Net loss attributable to noncontrolling interests – consolidated real estate entities	38	49	82	2
Net income attributable to Investors Real Estate Trust	11,833	452	19,638	2,754
Dividends to preferred shareholders	(593)	(593)	(1,779)	(1,779)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$11,240	$(141)	$17,859	$975
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.00	.01	.03	.03
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.14	(.01)	.20	(.01)
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.14	$.00	$.23	$.02
DIVIDENDS PER COMMON SHARE	$.1715	$.1715	$.5145	$.5130

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and nine months ended January 31, 2011 and 2010

	(in thousands, except per share amounts)
Three Months Ended January 31,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$11,833			$452
Less dividends to preferred shareholders	(593)			(593)
Net income (loss) available to common shareholders	11,240	79,398	$0.14	(141)	73,607	$0.00
Adjustments:
Noncontrolling interest – Operating Partnership	2,793	19,957		(39)	20,909
Depreciation and amortization(1)	14,577			14,865
Gain on depreciable property sales	(13,961)			0
Funds from operations applicable to common shares and Units	$14,649	99,355	$0.14	14,685	94,516	$0.16

	(in thousands, except per share amounts)
Nine Months Ended January 31,	2011			2010
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$19,638			$2,754
Less dividends to preferred shareholders	(1,779)			(1,779)
Net income available to common shareholders	17,859	78,140	$0.23	975	67,375	$0.02
Adjustments:
Noncontrolling interest – Operating Partnership	4,485	20,171		381	20,909
Depreciation and amortization(4)	44,525			44,390
Gain on depreciable property sales	(19,365)			0
Funds from operations applicable to common shares and Units	$47,504	98,311	$0.48	$45,746	88,284	$0.52

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $14,591 and $14,497, and depreciation/amortization from Discontinued Operations of $41 and $581, less corporate-related depreciation and amortization on office equipment and other assets of $55 and $213, for the three months ended January 31, 2011 and 2010, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $43,581 and $42,964, and depreciation/amortization from Discontinued Operations of $1,146 and $1,738, less corporate-related depreciation and amortization on office equipment and other assets of $202 and $312, for the nine months ended January 31, 2011 and 2010, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended January 31, 2011 and 2010

	(in thousands)
Three Months Ended January 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,884	$19,343	$16,993	$3,349	$3,634	$60,203
Real estate expenses	8,903	9,507	5,894	1,203	1,530	27,037
Net operating income	$7,981	$9,836	$11,099	$2,146	$2,104	33,166
Depreciation/amortization						(14,591)
Administrative, advisory and trustee services						(1,850)
Other expenses						(441)
Interest expense						(15,888)
Interest and other income						107
Income from continuing operations						503
Income from discontinued operations						14,085
Net income						$14,588

	(in thousands)
Three Months Ended January 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$16,315	$20,303	$14,218	$3,186	$3,312	$57,334
Real estate expenses	8,605	9,225	4,483	1,050	1,322	24,685
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$9,370	$11,078	$9,735	$2,136	$1,990	34,309
Depreciation/amortization						(14,497)
Administrative, advisory and trustee services						(1,790)
Other expenses						(536)
Interest expense						(16,534)
Interest and other income						250
Income from continuing operations						1,202
Loss from discontinued operations						(838)
Net income						$364

	(in thousands)
Nine Months Ended January 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$49,596	$58,839	$49,547	$9,890	$10,411	$178,283
Real estate expenses	25,247	27,082	16,563	3,123	3,639	75,654
Net operating income	$24,349	$31,757	$32,984	$6,767	$6,772	102,629
Depreciation/amortization						(43,581)
Administrative, advisory and trustee services						(5,537)
Other expenses						(1,357)
Interest expense						(48,395)
Interest and other income						411
Income from continuing operations						4,170
Income from discontinued operations						19,871
Net income						$24,041

	(in thousands)
Nine Months Ended January 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$49,210	$61,952	$41,157	$9,806	$9,976	$172,101
Real estate expenses	24,354	27,751	12,137	3,161	3,506	70,909
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$26,516	$34,201	$29,020	$6,645	$6,470	102,852
Depreciation/amortization						(42,964)
Administrative, advisory and trustee services						(4,775)
Other expenses						(1,468)
Impairment of real estate investment						(708)
Interest expense						(49,306)
Interest and other income						503
Income from continuing operations						4,134
Loss from discontinued operations						(1,001)
Net income						$3,133